Exhibit 99.1

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

The information presented below is intended solely to show the attribution of assets, liabilities, revenue, and expenses to the Class V Group in accordance with the Tracking Stock Policy of Dell Technologies Inc. ("Dell Technologies" or the "Company"), a copy of which is filed as Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017. The individual income and expense line item amounts reflected in the column for VMware, Inc. ("VMware") are for informational purposes and do not represent actual income and expenses of the Class V Group. The Class V stockholders do not have any special rights related to, direct ownership interest in, or recourse against the assets and liabilities attributed to the Class V Group. Holders of the DHI Group Common Stock and the Class V Common Stock are stockholders of the Company and subject to all risks associated with an investment in the Company and all of its businesses, assets, and liabilities. This financial information could change in the future based on allocations or reallocations of assets and liabilities to the Class V Group.

	Three Months Ended			Six Months Ended
	August 3, 2018			August 3, 2018
	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware
	(in millions)
Net revenue	$2,194	$(20)	$2,174	$4,222	$(39)	$4,183
Cost of net revenue	267	38	305	519	82	601
Gross margin	1,927	(58)	1,869	3,703	(121)	3,582
Operating expenses:
Selling, general, and administrative	800	79	879	1,592	165	1,757
Research and development	391	90	481	762	172	934
Total operating expenses	1,191	169	1,360	2,354	337	2,691
Operating income (loss)	$736	$(227)	$509	$1,349	$(458)	$891
Interest and other income (expense), net attributable to VMware			263			1,056
Income before income taxes attributable to VMware			772			1,947
Income tax provision attributable to VMware			128			361
Net income attributable to VMware			$644			$1,586
____________________

(a)
Adjustments and eliminations primarily consist of intercompany sales and allocated expenses, as well as expenses that are excluded from the VMware reportable segment, such as amortization of intangible assets, stock-based compensation expense, severance, and integration and acquisition-related costs.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

Reconciliation of net income attributable to VMware to Class V Common Stock economic interest in Class V Group:

	Three Months Ended	Six Months Ended
	August 3, 2018	August 3, 2018
	(in millions)
Net income attributable to VMware	$644	$1,586
Less: Net income attributable to non-controlling interests	(121)	(294)
Net income attributable to Class V Group	523	1,292
Less: DHI Group's 38.90% weighted average retained interest in Class V Group	(203)	(503)
Class V Common Stock economic interest in Class V Group	$320	$789

Reconciliation of VMware total net assets to Class V Common Stock economic interest in Class V Group:

VMware
August 3, 2018
(in millions)
VMware balance sheet information
Total assets (1)(2)	$23,409
Total liabilities (1)(2)	13,017
VMware total net assets	$10,392

Class V Group
August 3, 2018
(in millions)
VMware total net assets	$10,392
Less: Net assets attributable to non-controlling interests (3)	(1,968)
Net assets attributable to Class V Group	8,424
Less: DHI Group's 38.90% retained interest in Class V Group	(3,277)
Class V Common Stock economic interest in Class V Group	$5,147

Inter-group assets (4)	$—
Inter-group liabilities (4)	$—
____________________

(1)	Represents VMware's unadjusted assets and liabilities as of August 3, 2018 as consolidated into the Company's Consolidated Statements of Financial Position.

(2)	As determined by Dell Technologies' board of directors, the Company has not allocated any assets or liabilities between the DHI Group and the Class V Group.

(3)
Reflects the impact of non-controlling interests on net assets attributable to the Company, which had an ownership interest of approximately 81.1% of VMware’s outstanding shares of common stock as of August 3, 2018.

(4)
Represents inter-group assets/liabilities between the Class V Group and the DHI Group in accordance with the Tracking Stock Policy. The Tracking Stock Policy states that any ordinary course commercial inter-group transactions are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm's-length dealings with unrelated third parties.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued on next page)

The adoption of the new revenue accounting standard during the three months ended May 4, 2018 impacted the previously reported results of the VMware reportable segment and the standalone results of VMware, Inc. Presented below is the Unaudited Attributed Financial Information for Class V Group for the three months ended and six months ended August 4, 2017 and as of February 2, 2018 that has been recast to reflect the impact of the new accounting standard.

	Three Months Ended			Six Months Ended
	August 4, 2017			August 4, 2017
	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware	VMware Reportable Segment	Adjustments and Eliminations (a)	VMware
	(in millions)
Net revenue	$1,984	$(52)	$1,932	$3,802	$(104)	$3,698
Cost of net revenue	246	24	270	484	75	559
Gross margin	1,738	(76)	1,662	3,318	(179)	3,139
Operating expenses:
Selling, general, and administrative	673	136	809	1,304	301	1,605
Research and development	337	91	428	675	174	849
Total operating expenses	1,010	227	1,237	1,979	475	2,454
Operating income (loss)	$728	$(303)	$425	$1,339	$(654)	$685
Interest and other income (expense), net attributable to VMware			69			89
Income before income taxes attributable to VMware			494			774
Income tax provision attributable to VMware			88			124
Net income attributable to VMware			$406			$650
____________________

(a)
Adjustments and eliminations primarily consist of intercompany sales and allocated expenses, as well as expenses that are excluded from the VMware reportable segment, such as amortization of intangible assets, stock-based compensation expense, severance, and integration and acquisition-related costs.

UNAUDITED ATTRIBUTED FINANCIAL INFORMATION
FOR CLASS V GROUP
(continued)

Reconciliation of net income attributable to VMware to Class V Common Stock economic interest in Class V Group:

	Three Months Ended	Six Months Ended
	August 4, 2017	August 4, 2017
	(in millions)
Net income attributable to VMware	$406	$650
Less: Net income attributable to non-controlling interests	(75)	(118)
Net income attributable to Class V Group	331	532
Less: DHI Group's 38.36% weighted average retained interest in Class V Group	(127)	(204)
Class V Common Stock economic interest in Class V Group	$204	$328

Reconciliation of VMware total net assets to Class V Common Stock economic interest in Class V Group:

VMware
February 2, 2018
(in millions)
VMware balance sheet information
Total assets (1)(2)	$21,206
Total liabilities (1)(2)	12,582
VMware total net assets	$8,624

Class V Group
February 2, 2018
(in millions)
VMware total net assets	$8,624
Less: Net assets attributable to non-controlling interests (3)	(1,561)
Net assets attributable to Class V Group	7,063
Less: DHI Group's 38.90% retained interest in Class V Group	(2,748)
Class V Common Stock economic interest in Class V Group	$4,315

Inter-group assets (4)	$—
Inter-group liabilities (4)	$—
____________________

(1)	Represents VMware's unadjusted assets and liabilities as of February 2, 2018 as consolidated into the Company's Consolidated Statements of Financial Position.

(2)	As determined by Dell Technologies' board of directors, the Company has not allocated any assets or liabilities between the DHI Group and the Class V Group.

(3)
Reflects the impact of non-controlling interests on net assets attributable to the Company, which had an ownership interest of approximately 81.9% of VMware’s outstanding shares of common stock as of February 2, 2018.

(4)
Represents inter-group assets/liabilities between the Class V Group and the DHI Group in accordance with the Tracking Stock Policy. The Tracking Stock Policy states that any ordinary course commercial inter-group transactions are intended, to the extent practicable, to be on terms consistent with terms that would be applicable to arm's-length dealings with unrelated third parties.

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